UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 4, 2010
Date of Earliest Event Reported: March 4, 2010

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Hammond Drive Suite 410-A303
Atlanta, GA  30328
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 472-7781

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 4, 2010, MedCareers Group, Inc. (the “Company,” “we,” and “us”) entered into a letter of intent to acquire the business known as StaffMD which operates www.physicianwork.com (“Physicianwork.com” and the “Purchase”).  The purchase price will be approximately $4,000,000 and three million shares of restricted Company common stock, with $1,000,000 paid at closing and the balance payable out of the profits generated from the business with interest at 5%.

The Company expects to complete the transaction by May 4, 2010. The transaction is subject to the completion of due diligence and execution of definitive legal documentation.  The Company expects to have debt financing available for the closing cash requirement.

Physicianwork.com is an online job board servicing the physician community.  StaffMD has been in business for ten years and is a leading online job posting service in its niche.

The Company plans to file the definitive documents and describe the Purchase and Physicianwork.com in greater detail, including Form 10 type information regarding Physicianwork.com, and audited financial statements associated therewith.

Attached as Exhibit 99.1 is a press release describing the proposed Purchase.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

99.1*	Press Release

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDCAREERS GROUP, INC.

Date: March 4, 2010	By: /s/ Robert Bryan Crutchfield
Robert Bryan Crutchfield
Chief Executive Officer